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                                                     BDO Seidman, L.L.P.
                                                     Accountants and Consultants
                                              201 S. Orange Avenue, Suite 950
                                                  Orlando, Florida 32801-3421
                                                    Telephone: (407) 841-6930
                                                        Fax: (407) 841-6347



                                                  FAX COVER SHEET

Date:    February 28, 1998                  Number of Pages:  1

From:             Melanie Fernandez         Sender's Tel No. (407) 841-6930


To:               Company: Fax Number:
John McAvoy       Aqua Clara       (813) 548-7109





COMMENTS:

I have reviewed the "Changes and Disagreements with Accountants" paragraph to be included in the amended SB-2 Registration Statement and have no comments or questions.



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